Exhibit 3.1

CERTIFICATE OF AMENDMENT
OF
THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
BRIGHTVIEW HOLDINGS, INC.

BRIGHTVIEW HOLDINGS, Inc. (the “Corporation”), a corporation duly organized and existing under the laws of the State of Delaware pursuant to Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

1.   The Third Amended and Restated Certificate of Incorporation of the Corporation, as heretofore amended, is hereby amended as follows:

Deleting the text of Article VII in its entirety and replacing it with the following:

“LIMITATION OF DIRECTOR AND OFFICER LIABILITY

A.	To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended, a director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty owed to the Corporation or its stockholders.

B.	Neither the amendment nor repeal of this Article VII, nor the adoption of any provision of this Fourth Amended and Restated Certificate of Incorporation, nor, to the fullest extent permitted by the DGCL, any modification of law shall eliminate, reduce or otherwise adversely affect any right or protection of a current or former director or officer of the Corporation existing at the time of such amendment, repeal, adoption or modification.”

2.   The Board of Directors of the Corporation has adopted a resolution approving and declaring advisable the foregoing amendments in accordance with the provisions of Section 242(b)(1) of the DGCL.

3.   The stockholders of the Corporation, at a meeting duly called and held pursuant to Section 222 of the DGCL, duly adopted the amendments set forth in this Certificate of Amendment in accordance with the provisions of Section 242 of the DGCL.

4.   The foregoing amendments were duly adopted in accordance with Section 242 of the DGCL.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, as a duly authorized officer of the Corporation, has executed this Certificate of Amendment on March 7, 2023.

BRIGHTVIEW HOLDINGS, INC.

By:	/s/ Jonathan M. Gottsegen
Name:	Jonathan M. Gottsegen
Title	Executive Vice President, Chief Legal Officer and Corporate Secretary